                          Jones, Day, Reavis & Pogue
                         2001 Ross Avenue, Suite 2300
                              Dallas, Texas 75201


                                April 21, 1997

VIA EDGARLink
-------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



            Re: Electropharmacology, Inc.
                -------------------------

Ladies and Gentlemen:

     On behalf of Electropharmacology, Inc. (the "Company"), enclosed for filing pursuant to the Securities Act of 1933, as amended, is a Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3, including exhibits.

     If you have any questions regarding this filing, please contact me at
(214) 969-3702.

                                    Very truly yours,


                                    /s/ Stephen L. Fluckiger
                                    -----------------------------
                                    Stephen L. Fluckiger


Enclosure


cc: Dr. Arup Sen
    Richard K. Kneipper, Esq.